Exhibit 32
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, James J. Piro, President and Chief Executive Officer, and James F. Lobdell, Senior Vice President of Finance, Chief Financial Officer and Treasurer, of Portland General Electric Company (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, as filed with the Securities and Exchange Commission on October 28, 2014 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James J. Piro		/s/ James F. Lobdell
James J. Piro		James F. Lobdell
President and Chief Executive Officer		Senior Vice President of Finance, Chief Financial Officer and Treasurer

Date:	October 27, 2014	Date:	October 27, 2014